UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-2

ENVISION SOLAR INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	•	Title of each class of securities to which transaction applies:

	•	Aggregate number of securities to which transaction applies:

	•	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

5660 Eastgate Drive

San Diego, CA 92121

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

Virtual Meeting Only – No Physical Meeting Location

To Be Held on Wednesday, June 17, 2020

Dear Stockholders of Envision Solar International, Inc.:

We are pleased to invite you to attend our 2020 Annual Meeting of Stockholders to be held on Wednesday, June 17, 2020 at 9:00 a.m. Pacific Time (the “Annual Meeting”). In light of the COVID-19 pandemic, for the safety of all of our people, including our stockholders, and taking into account recent federal, state and local guidance that has been issued, we have determined that the Annual Meeting will be held in a virtual meeting format only, via the Internet, with no physical in-person meeting. You will be able to attend and participate in the Annual Meeting online by visiting www.virtualshareholdermeeting.com/EVSI2020. Instructions on how to participate in the Annual Meeting and demonstrate proof of stock ownership are posted at www.proxyvote.com. The webcast of the Annual Meeting will be archived for one year after the date of the Annual Meeting at www.virtualshareholdermeeting.com/EVSI2020. The Annual Meeting is being held for the following purposes:

•	To elect four directors to our Board of Directors to serve until the next Annual Meeting of Stockholders or until their successors have been duly elected or appointed and qualified;

•	To approve an amendment to our Articles of Incorporation to change our corporate name from Envision Solar International, Inc. to Beam Global;

•	To approve, on a nonbinding advisory basis, the compensation of our named executive officers;

•	To vote, on a nonbinding advisory basis, on the preferred frequency of holding an advisory vote on executive compensation;

•	To ratify the appointment of Salberg & Company, P.A., as our independent registered public accountants for the fiscal year ending December 31, 2020; and

•	To transact such other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Our Board of Directors has fixed the close of business on April 24, 2020 as the record date for the Annual Meeting. Only stockholders of record as of April 24, 2020 may vote at the Annual Meeting or any postponements or adjournments of the meeting. This notice of annual meeting, proxy statement, and form of proxy are being made available on or about May 5, 2020.

Your vote is important. Whether or not you plan to attend the virtual meeting, we would like for your shares to be represented. Please vote as soon as possible via the Internet, telephone, or mail.

Sincerely,

Desmond Wheatley

President, Chief Executive Officer and Chairman

San Diego, California

April 29, 2020

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You are cordially invited to attend the Annual Meeting, conducted via live webcast, by registering at www.virtualshareholdermeeting.com/EVSI2020. You will not be able to attend the Annual Meeting in person.  Whether or not you expect to attend the virtual Annual Meeting, please complete, date, sign and return the enclosed proxy card or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the Annual Meeting. Even if you have voted by proxy, you may still vote if you attend the virtual Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholder Meeting To Be Held on June 17, 2020: This Proxy Statement, along with the Annual Report on Form 10-K for the fiscal year ended December 31, 2019, is available at the following website: www.proxyvote.com.

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PROXY STATEMENT

2020 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On Monday, June 17, 2020

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	19

EXECUTIVE COMPENSATION	21
Compensation Discussion and Analysis	15
Processes and Procedures for Compensation Decisions	21
2019 Summary Compensation Table	21
Executive Employment Arrangements	22
Outstanding Equity Awards at Fiscal Year-End	24

EQUITY BENEFIT AND STOCK PLANS	26

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS	27

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	29
Policies and Procedures for Related Party Transactions	29

COMMUNICATIONS WITH OUR BOARD OF DIRECTORS	30

AUDIT COMMITTEE REPORT	31

PROPOSAL ONE: ELECTION OF DIRECTORS	32

PROPOSAL TWO: APPROVAL TO CHANGE NAME	33
PROPOSAL THREE: ADVISORY VOTE ON EXECUTIVE COMPENSATION	33
PROPOSAL FOUR: ADVISORY VOTE ON FREQUENCY OF ADVOSIRY VOTE ON EXECUTIVE COMPENSATION	33
PROPOSAL FIVE: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS	33

ANNUAL REPORTS	35

OTHER MATTERS	36

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ENVISION SOLAR INTERNATIONAL, INC.

PROXY STATEMENT

FOR 2020 ANNUAL MEETING OF STOCKHOLDERS

Virtual Meeting Only – No Physical Meeting Location

To Be Held at 9:00 a.m. Pacific Time on Wednesday, June 17, 2020

This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our Board of Directors (the “Board” or “Board of Directors”) for use at the 2020 annual meeting of stockholders of Envision Solar International, Inc., a Nevada corporation, and any postponements, adjournments or continuations thereof (the “Annual Meeting”). The Annual Meeting will be held on Wednesday, June 17, 2020 at 9:00 a.m. Pacific Time virtually over the Internet at www.virtualshareholdermeeting.com/EVSI2020. References in this Proxy Statement to “we,” “us,” “our,” the “Company” or “Envision” refer to Envision Solar International, Inc.

The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this Proxy Statement and our Annual Report is first being mailed on or about May 5, 2020 to all stockholders entitled to vote at the Annual Meeting.

THE INFORMATION PROVIDED IN THE “QUESTION AND ANSWER” FORMAT

BELOW IS FOR YOUR CONVENIENCE ONLY AND IS MERELY A SUMMARY OF

THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. YOU SHOULD

READ THIS ENTIRE PROXY STATEMENT CAREFULLY.

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QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING

Q:	How do I participate in the Annual Meeting?

A:

The Annual Meeting will be a completely virtual meeting. There will be no physical meeting location. The Annual Meeting will only be conducted via live webcast. To participate in the virtual meeting, please follow the instructions posted at www.proxyvote.com. You may begin to log into the meeting platform beginning at 8:55 a.m. Pacific Daylight Time on June 17, 2020. The meeting will begin promptly at 9:00 a.m. Pacific Daylight Time on June 17, 2020.

If you wish to submit a question, you may do so during the meeting by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/EVSI2020, type your question into the “Ask a Question” field, and click “Submit.” Questions pertinent to meeting matters will be answered during the Annual Meeting, subject to time constraints. The Annual Meeting is not to be used as a forum to present personal matters, or general economic, political or other views that are not directly related to the business of Envision and the matters properly before the Annual Meeting, and therefore questions on such matters will not be answered.

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.

Q:	What is included in the proxy materials?

A:	The proxy materials include this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC on March 30, 2020 (the “Annual Report”). These materials were first made available to you via the Internet on or about May 5, 2020. Our principal executive offices are located at 5660 Eastgate Drive, San Diego, California 92121, and our telephone number is (858) 799-4583. We maintain a website at www.envisionsolar.com. The information on our website is not a part of this Proxy Statement.

Q:	Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

A:	In accordance with the rules of the Securities and Exchange Commission (“SEC”), we have elected to furnish our proxy materials, including this Proxy Statement and the Annual Report, primarily via the Internet. The Notice containing instructions on how to access our proxy materials is first being mailed on or about May 5, 2020 to all stockholders entitled to vote at the Annual Meeting. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials via the Internet to help reduce the environmental impact of our annual meetings of stockholders.

Q:	What items will be voted on at the Annual Meeting?

A:	Stockholders will vote on the following items at the Annual Meeting:

•	Election of four directors (Desmond Wheatley, Robert C. Schweitzer, Peter Davidson and Anthony Posawatz) for a term ending at the next annual meeting of stockholders.

•	Approval of an amendment to our Articles of Incorporation to change our corporate name from Envision Solar International, Inc. to Beam Global;

•	Advisory approval of the compensation of our named executive officers, as disclosed in this Proxy Statement in accordance with the rules of the Securities and Exchange Commission (“SEC”).

•	Advisory indication of the preferred frequency of holding a stockholder advisory vote on the compensation of our named executive officers.

•	Ratification of the selection of Salberg & Company, P.A., as our independent registered public accounting firm for the year ended December 31, 2019.

•	Such other business as may properly come before the Meeting or any adjournments or postponements thereof.

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Q:	How does the Board of Directors recommend I vote on these proposals?

A:	The Board of Directors unanimously recommends that the stockholders vote:

•	FOR the election of the four nominated directors;

•	FOR the proposal to approve an amendment to our Articles of Incorporation changing our corporate name from Envision Solar International, Inc. to Beam Global;

•	FOR the proposal to approve the compensation of our named executive officers;

•	FOR the recommendation to approve a one-year frequency for holding an advisory vote on the compensation of our named executive officers; and

•	FOR ratification of the selection of Salberg & Company, P.A. as our independent registered public accounting firm for the year ending December 31, 2019.

With respect to any other matter that properly comes before the Meeting, the proxies will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

Q:	Who may vote at the virtual Annual Meeting?

A:	Stockholders of record as of the close of business on April 24, 2020 (the “Record Date”) are entitled to receive notice of, to attend, and to vote at the virtual Annual Meeting. As of the Record Date, there were 5,252,163 shares of our common stock issued and outstanding, held by 299 holders of record. Each share of our common stock is entitled to one (1) vote on each matter.

Q:	What is the voting requirement to approve each of the proposals?

A:

The affirmative vote of a plurality of the votes cast at the Annual Meeting by stockholders entitled to vote thereon is required for the election of directors; only votes “FOR” or “WITHHELD” will affect the outcome. A plurality vote means that the directors who receive the most votes in an election, though not necessarily a majority, will be elected. For approval of Proposal No. 2 to approve an amendment to our Articles of Incorporation to change our corporate name to Beam Global, the affirmative vote from holders of a majority of the shares outstanding will be required. For the advisory Proposal No. 3 concerning executive compensation and Proposal No. 5 to ratify the selection of Salberg & Company, P.A, and any proposal to adjourn the Meeting or other matters that may properly come before the Meeting, the affirmative vote from holders of a majority of the shares present and entitled to vote thereon either in person or represented by proxy at the Annual Meeting will be required; and for Proposal No. 4 concerning the preferred frequency of an advisory vote concerning executive compensation, the frequency receiving the highest number of affirmative votes cast by stockholders entitled to vote thereon and who are present in person or represented by proxy at the Annual Meeting will be considered the frequency preferred by the stockholders. For these proposals, a properly marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining the number of shares represented and entitled to vote in person or by proxy at the Meeting. Accordingly, an abstention will have the effective of a negative vote for any such matter.

The ratification of the appointment of Salberg & Company, P.A as our independent registered public accountants requires the affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions are treated as shares present and entitled to vote for purposes of such proposal and, therefore, will have the same effect as a vote “against” the proposal.

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Q:	How many shares must be present or represented to conduct business at the Annual Meeting?

A:	At the Annual Meeting, the presence in person or by proxy of a majority of the aggregate voting power of the stock issued and outstanding and entitled to vote at the Annual Meeting is required for the Annual Meeting to proceed. If you have returned valid proxy instructions or attend the virtual Annual Meeting, your shares of common stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the meeting.

Q:	If I am a stockholder of record, how do I vote?

A:	If you are a stockholder of record, there are four ways to vote:

•	At the Virtual Annual Meeting. You may vote during the virtual Annual Meeting by following the instructions at www.virtualshareholdermeeting.com/EVSI2020.

•	Via the Internet. You may vote by proxy via the Internet by following the instructions found on the proxy card.

•	By Telephone. You may vote by proxy by calling the toll-free number found on the proxy card.

•	By Mail. You may vote by proxy by filling out the proxy card and returning it in the envelope provided. If you vote by mail, your proxy card must be received by June 16, 2020.

Please note that the Internet and telephone voting facilities will close at 11:59 p.m. Eastern Time (8:59 p.m. Pacific Time) on June 16, 2020.

Q:	If I am a beneficial owner of shares held in street name, how do I vote?

A:	If you are a beneficial owner of shares held in street name, you should have received from your broker, bank, trustee or other nominee instructions on how to vote or instruct the broker to vote your shares, which are generally contained in a “vote instruction form” sent by the broker, bank, trustee or other nominee. Please follow their instructions carefully. Street name stockholders generally may vote by one of the following methods:

•	At the Virtual Annual Meeting. If you wish to vote at the virtual Annual Meeting, you must obtain a legal proxy from the organization that holds your shares. Please contact that organization for instructions regarding obtaining a legal proxy to you by your broker, bank, trustee, or other nominee.

•	Via the Internet. You may vote by proxy via the Internet by following the instruction form provided to you by your broker, bank, trustee, or other nominee.

•	By Telephone. You may vote by proxy by calling the toll-free number found on the vote instruction form provided to you by your broker, bank, trustee, or other nominee.

•	By Mail. You may vote by proxy by filling out the vote instruction form and returning it in the envelope provided to you by your broker, bank, trustee, or other nominee.

Q:	What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

A:

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, EQ Shareowner Services, you are considered the stockholder of record with respect to those shares, and the Notice or these proxy materials were sent directly to you by Envision.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the “beneficial owner” of shares held in “street name,” and the Notice or these proxy materials were forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account.

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Q:	How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

A:	Brokerage firms and other intermediaries holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on proposal two, the proposal to change our corporate name to Beam Global, and proposal five, the proposal to ratify the appointment of Salberg & Company, P.A, as our independent registered public accounting firm. Your broker will not have discretion to vote on the election of directors, the advisory vote on executive compensation and the vote on the frequency on how often the advisory vote on executive compensation will be held, all of which are “non-routine” matters, absent direction from you, resulting in broker non-votes.

Q:	Can I change my vote or revoke my proxy?

A:

You may change your vote or revoke your proxy at any time prior to the taking of the vote at the Annual Meeting.

If you are the stockholder of record, you may change your vote by (1) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), (2) providing a written notice of revocation to Envision’s Corporate Secretary at Envision Solar International, Inc., 5660 Eastgate Drive, San Diego, California 92121 prior to your shares being voted, or (3) attending the virtual Annual Meeting and voting at the virtual meeting. Attendance at the virtual Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request or vote in person at the virtual Annual Meeting.

For shares you hold beneficially in street name, you generally may change your vote by submitting new voting instructions to your broker, bank, trustee, or nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker, bank, trustee, or nominee giving you the right to vote your shares, by attending the virtual Annual Meeting and voting during the meeting.

Q:	Can I attend the meeting in person?

A:	We are hosting a virtual meeting this year due to travel restrictions due to the COVID-19 virus. You are invited to attend the virtual Annual Meeting if you are a registered stockholder or a street name stockholder as of April 24, 2020, the Record Date. In order to attend the virtual Annual Meeting via the internet, the address to register and attend is www.virtualshareholdermeeting.com/EVSI2020. You will be required to enter the information that is printed in the box marked by the arrow on your notice card. If you hold your shares beneficially in street name, you will need to provide proof of stock ownership as of the Record Date. Please note that since a street name stockholder is not the stockholder of record, you may not vote your shares at the virtual Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. Please be aware that attendance at the virtual Annual Meeting will not, by itself, revoke a proxy.

Q:	If I submit a proxy, how will it be voted?

A:	When proxies are properly dated, executed, and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted in accordance with the recommendations of our Board of Directors as described above. If any matters not described in the Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions, as described below under “Can I change my vote or revoke my proxy?”

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Q:	How are proxies solicited for the Annual Meeting?

A:	Our Board of Directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We may, on request, reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank, or other nominee holds shares of our common stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.

Q:	What should I do if I get more than one proxy or voting instruction card?

A:	Stockholders may receive more than one set of voting materials, including multiple copies of the proxy materials and multiple Notices, proxy cards, or voting instruction cards. For example, stockholders who hold shares in more than one brokerage account may receive separate sets of proxy materials for each brokerage account in which shares are held. Stockholders of record whose shares are registered in more than one name will receive more than one set of proxy materials or one Notice. You should vote in accordance with all of the proxy cards and voting instruction cards you receive relating to our Annual Meeting to ensure that all of your shares are counted.

Q:	I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

A:

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process is commonly referred to as “householding.”

Brokers with account holders who are Envision stockholders may be householding our proxy materials. A single set of proxy materials may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you notify your broker or Envision that you no longer wish to participate in householding.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, you may (1) notify your broker, (2) direct your written request to: Investor Relations, Envision Solar International, Inc., 5660 Eastgate Drive, San Diego, California 92121 or (3) contact our Investor Relations department by email at gosolar@envisionsolar.com or by telephone at (858) 799-4583. Stockholders who receive multiple copies of the proxy statement or annual report at their address and would like to request householding of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Annual Report and Proxy Statement to a stockholder at a shared address to which a single copy of the documents was delivered.

Q:	What if I have questions about my shares or need to change my mailing address?

A:	You may contact our transfer agent, EQ Shareowner Services, by telephone at 800-468-9716 if you have questions about your shares or need to change your mailing address.

Q:	Who will tabulate the votes?

A:	Katherine McDermott, the Company’s chief financial officer, will serve as the Inspector of Elections and will tabulate the votes at the Annual Meeting.

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Q:	Where can I find the voting results of the Annual Meeting?

A:	We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to this Current Report on Form 8-K as soon as they become available.

Q:	What is the deadline to propose actions for consideration at next year’s Annual Meeting of Stockholders or to nominate individuals to serve as directors?

A:	Stockholder Proposals: Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders by submitting their proposals in writing to Envision’s Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2021 Annual Meeting of Stockholders, our Corporate Secretary must receive the written proposal at our principal executive offices no later than December 30, 2020. If we hold our 2021 Annual Meeting of Stockholders more than 30 days before or after June 17, 2021 (the one-year anniversary date of the 2020 Annual Meeting of Stockholders), we will disclose the new deadline by which stockholders proposals must be received in a press release or under Item 5 of Part II of our earliest possible Quarterly Report on Form 10-Q or a Current Report on Form 8-K. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and related SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

Proposals should be addressed to:

Envision Solar International, Inc.

Attn: Corporate Secretary

5660 Eastgate Drive

San Diego, California 92121

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DIRECTORS, EXECUTIVE OFFICERS, AND CORPORATE GOVERNANCE

Executive Officers and Directors

The following table sets forth the names, ages and positions of our executive officers, directors, and director nominees (ages as of April 29, 2020):

Name	Age	Position
Desmond Wheatley	54	President, Chief Executive Officer, and Chairman of the Board of Directors
Katherine McDermott	60	Chief Financial Officer
Anthony Posawatz	60	Director
Peter Davidson	60	Director
Robert C. Schweitzer	73	Director

Biographies of Directors and Officers

Desmond Wheatley has served as our president, chief operating officer, and secretary since September 2010, was named chief executive officer and a director in August 2011 and became the chairman of our board of directors in December 2016. He is an inventor of the EV ARC™, EnvisionTrak™, UAV ARC™ and EV Standard™, Mr. Wheatley has two decades of senior international management experience in technology systems integration, energy management, communications and renewable energy. Prior to joining Envision, Mr. Wheatley was a founding partner in the international consulting practice Crichton Hill LLC in 2009 and chief executive officer of iAxis FZ LLC, a Dubai based alternative energy and technology systems integration company, from 2007 to 2009. From 2000 to 2007, Mr. Wheatley held a variety of senior management positions at San Diego based Kratos Defense and Security Solutions, formally known as Wireless Facilities with the last five years as president of ENS, then the largest independent security and energy management systems integrator in the United States. Prior to forming ENS in 2002, Mr. Wheatley held senior management positions in the cellular and broadband wireless industries, deploying infrastructure and lobbying in Washington DC on behalf of major wireless service providers. Mr. Wheatley’s teams led turnkey deployments of thousands of cellular sites and designed and deployed broadband wireless networks in many MTAs across the United States. Mr. Wheatley has founded, funded, and operated four profitable start-up companies and was previously engaged in merger and acquisition activities. Mr. Wheatley evaluated acquisition opportunities, conducted due diligence and raised commitments of $500 million in debt and equity. Mr. Wheatley sits on the boards of Admonsters, located in San Francisco California, and the Human Capital Group, located in Los Angeles, California, and was formerly a board member at DNI in Dallas, Texas.

Katherine McDermott has served as our chief financial officer effective as of July 23, 2019. From August 2017 until February 2019, Ms. McDermott served as chief financial officer of Steico Industries, Inc., a subsidiary of Senior plc (LON: SNR). Prior to that, Ms. McDermott served as chief financial officer for LRAD Corporation (NASDAQ: LRAD), from 2009 until July 2017. Ms. McDermott has also served as the chief financial officer for National Pen Company from 2005 to 2006 and the vice president of finance for Lantronix, Inc., from 2000 to 2005. Ms. McDermott held a variety of senior financial positions with Bausch & Lomb from 1988 to 1999 and began her career holding a number of financial positions with a component division of General Motors from 1982 to 1988. Ms. McDermott holds a Bachelor’s degree in Business Administration from St. Bonaventure University and a Masters of Business Administration from the William E. Simon School of Business Administration at the University of Rochester.

Anthony Posawatz has served as a director of the Company since February 2016. He currently serves on our Audit, Compensation and Nominating Committees. Mr. Posawatz has been an automotive industry professional for over 30 years. Since September 2013, Mr. Posawatz has served as the president and chief executive officer of Invictus iCAR, LLC, an automotive innovation consulting and advisory firm focused on assisting energy and auto clean technology companies. He served as the president, chief executive officer, and a director of Fisker Automotive from August 2012 to August 2013. Mr. Posawatz worked for General Motors (“GM”) for more than 25 years. As GM’s vehicle line director for the Chevrolet Volt and key leader of global electric vehicle development, he was responsible for bringing the Chevrolet Volt from concept to production (beginning in 2006 as a founding member and the first employee #1). In 2010, General Motors filed a voluntary petition for Chapter 11 bankruptcy protection in federal court. He currently serves as a member of several boards of directors, including INRIX, Nexeon, SAFE – Electrification Coalition, Momentum Dynamics, and Electrification Coalition. Mr. Posawatz is a licensed professional engineer (P. E.) in Michigan and was both a General Motors Undergraduate Scholar at Wayne State University where he earned a Bachelor of Science degree in Mechanical Engineering, and a Graduate Fellow at Dartmouth College, Tuck School of Business where he earned a Master of Business Administration degree.

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Peter Davidson has served as a director of the Company since September 2016. He currently serves on our Audit, Compensation and Nominating Committees. Since 2019, Mr. Davidson has been the CEO and a director of Aligned Climate Capital LLC, an investment advisory firm focused exclusively on investments in clean energy, efficient transportation, green real estate and sustainable natural resources. From 2016 to 2019, he was the CEO for Aligned Intermediary, an investment advisory group created to help long-term investors increase the flow of capital into capital infrastructure projects and clean energy companies. He has been an adjunct professor at Columbia University’s School of International and Political Affairs since 2014 and a non-resident fellow at Columbia University’s Center on Global Energy Policy since 2015. In May 2013, Mr. Davidson was appointed by President Obama to serve as the executive director of the Loan Program Office (“LPO”) at the United States Department of Energy, a position he held until June 2015. At the LPO, Mr. Davidson oversaw the program’s more than $30 billion portfolio of loans and loan guarantees, making it the largest project finance organization in the United States government. Mr. Davidson was responsible for ensuring that the LPO carried out its mission to accelerate the deployment of innovative clean energy projects and domestic advanced vehicle manufacturing. Prior to leading the LPO, Mr. Davidson was the senior advisor for energy and economic development at the Port Authority of New York and New Jersey (from 2012 to 2013) and was the executive director of New York State’s economic development agency, the Empire State Development Corporation (from 2009 to 2011). From 1989 to 2014, Mr. Davidson was an entrepreneur who founded and managed several separate companies in television and radio broadcasting, outdoor advertising, and traditional and digital marketing services, with a focus on the Hispanic market. From 1986 to 1989, he was an executive in the investment banking division of Morgan Stanley & Co. Since 2001, Mr. Davidson has also been the chairman of the JM Kaplan Fund, a New York City based philanthropic organization. Under his leadership, grant making has focused on reducing New York City’s carbon footprint, supporting immigrant integration in the U.S. and archeological conservation world-wide. Mr. Davidson is currently a director of First Eagle Investment Management. Mr. Davidson received his Master of Business Administration degree from Harvard University in 1986 and his Bachelor of Arts degree from Stanford University in 1981.

Robert C. Schweitzer has served as a director of the Company since August 2018. He has been a banking industry professional for over 40 years. Since 2012, Mr. Schweitzer founded and currently serves as the chief executive officer of RCS Mediation & Consulting Services. In this capacity, he serves as a certified circuit civil mediator for the Florida Supreme Court as well as a certified FINRA arbitrator, a certified Appellate Court mediator, and a mediator for the Office of Financial Regulation for Florida. He is also on the roster of the American Arbitration Association. He currently serves as a member of the board of directors of 1-800-PetMeds (NASDAQ: PETS)(chairman, member compensation, audit, nominating, and investment committees). He formerly served as a member of the board of directors of Blink Charging Inc. (NASDAQ:BLNK)(Lead Independent Director, chair audit and compensation committees, member nominating and governance committee), OmniComm Systems Inc. (OTCQX:OMCM)(Lead Independent Director, audit committee chair and member compensation, nominating and governance committees), Altisource Asset Management Company (NYSE:AAMC)(Lead Independent Director, member audit and compensation committees), Anthem Bank & Trust (chairman, compensation committee chair, and member audit, investment, executive, and loan committees), Equinox Bank, RiceBran Technologies (NASDAQ:RIBT)(chairman, compensation committee chair, member audit, nominating, and executive committees), and Shay Investment Services (member management committee). From 2007 to 2010, he was the president and chief operating officer of Shay Investment Services Inc., a full-service registered broker-dealer with 11 national offices and trading desks. From 2004 to 2006, he served initially as a consultant to and then as the president/chief executive officer of Equinox Bank FSB, and then regional President of Northwest Savings Bank. From 1999 to 2003, Mr. Schweitzer was the regional president of Union Planters Bank, now Regions Bank. From 1993 to 1999, he was the executive vice president and director of the corporate banking group of Bank of America/NationsBank/Barnet Bank, Inc. From 1991 to 1993, he was the director of real estate, construction, and environmental consulting of Coopers & Lybrand. Mr. Schweitzer was the vice president and manager of Mid-Continent’s real estate division (1987 to 1991) and the vice president and manager of domestic credit process review (1985 to 1987) of The First National Bank of Chicago. From 1975 to 1985, he was the senior vice president and manager of Central North American banking group of Wachovia Corporation.  Mr. Schweitzer spent 30 years active and reserve in the U.S. Navy nuclear submarine force and retired with the rank of Captain. He received his Bachelor of Science degree from the U.S. Naval Academy and his Master of Business degree from the University of North Carolina Chapel Hill.

Each executive officer serves at the discretion of our Board of Directors and holds office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

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Director Experience, Qualifications, Attributes and Skills

We believe that the backgrounds and qualifications of our directors, considered as a group, provide a broad mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. We believe that our Board is composed of a group of leaders in their respective fields. Many of the current directors have executive experience at public companies, as well as experience serving on other companies’ boards, which provides an understanding of different business processes, challenges and strategies facing boards and other companies. Further, our directors also have other experience that makes them valuable members and provides insight into issues relevant to the Company, such as prior experience with financing transactions, acquisitions and licensing and commercial transactions.

The following highlights the specific experience, qualification, attributes and skills of our individual Board members, or nominees for the Board, that have led our Nominating and Governance Committee and the Board to conclude that these individuals should serve on our Board:

Mr. Wheatley’s qualifications are: leadership experience-Mr. Wheatley has been our chief executive officer since August 2011 and president since September 2010; industry experience-Mr. Wheatley has held numerous executive positions in international organizations including five years as president of a publicly traded technology and energy management company. Mr. Wheatley was the founding member of an international consulting company with expertise in the renewable and energy sectors. He has held various executive level positions in multiple infrastructure deployment companies and has been involved in energy management and renewables since 2002; finance experience-Mr. Wheatley was founding partner in multiple companies with direct responsibilities for their financial success and stability. He has participated in $500 million of capital raises and held full profit and loss responsibility for a public company with approximately $70 million of annual revenue; and education experience -Mr. Wheatley was educated in his native Scotland.

Mr. Posawatz’s qualifications are: leadership experience-Mr. Posawatz has held various executive level positions including chief executive officer of several companies and is a board member for multiple organizations; industry experience-Mr. Posawatz has led the development of several electric vehicle products and sits on the board of multiple industry organizations; finance experience-Mr. Posawatz had profit and loss responsibilities in several organizations; and education experience-Mr. Posawatz is a licensed professional engineer (P. E.) in Michigan and was both a General Motors Undergraduate Scholar at Wayne State University where he earned a Bachelor of Science degree in mechanical engineering, and a Graduate Fellow at Dartmouth College, Tuck School of Business where he earned a Master of Business Administration degree.

Mr. Davidson’s qualifications are: leadership experience-Mr. Davidson has held various executive level positions at multiple companies. Further, he has served as executive director of the Loan Program Office of the United States Department of Energy, the executive director of the Empire State Development Corporation, and is the chairman of the JM Kaplan Fund; industry experience-Mr. Davidson is a non-resident fellow at Columbia University’s Center on Global Energy Policy and the chairman of the JM Kaplan Fund, a New York City based philanthropic organization where grant making is focused on reducing New York City’s carbon footprint, supporting immigrant integration in the United States, and archeological conservation world-wide; finance experience-Mr. Davidson has had profit and loss responsibilities in several organizations. Further, while working as the executive director of the Loan Program Office of the United States Department of Energy, he oversaw the program’s more than $30 billion portfolio of loans and loan guarantees, making it the largest project finance organization in the United States government; and education experience-Mr. Davidson received his Bachelor of Arts degree from Stanford University and a Master of Business Administration degree from Harvard University.

Mr. Schweitzer’s qualifications are: leadership experience-Mr. Schweitzer has held various executive level positions at multiple companies. Further, he currently serves as the chief executive officer of RCS Mediation & Consulting Services; industry experience-Mr. Schweitzer previously sat on the board of directors of Blink Charging Inc.; finance experience-Mr. Schweitzer has held various executive level positions at multiple banks and financial services companies, including Shay Investment Services Inc., a full service registered broker-dealer with 11 national offices and trading desks, Equinox Bank FSB, Union Planters Bank, and has served as a member or chairman of several audit committees, including 1-800-PetMeds, Blink Charging Inc., OmniComm Systems Inc., Altisource Asset Management Company, Anthem Bank & Trust, and RiceBran Technologies; and education experience-Mr. Schweitzer received his Bachelor of Science degree from the United States Naval Academy and a Master of Business Administration degree from University of North Carolina, Chapel Hill.

10

Director Independence

Our Board of Directors currently consists of four directors. Three of our directors are “independent” as defined in Rule 4200 of FINRA’s listing standards and the NASDAQ Capital Market criteria. In accordance with the standards of the NASDAQ Capital Market, three of our directors are considered “independent” because they are not employees or executive officers of the Company, and have not been paid more than $120,000 of compensation by the Company, other than for their service as members of our Board of Directors, in any consecutive 12-month period during the past three years. Furthermore, they have no family members being paid compensation by the Company, and they do not serve as directors or officers of any companies that conduct business with the Company as outside vendors or service providers. We plan to appoint additional independent directors to our board of directors in the future.

Board Leadership Structure and Role in Risk Oversight

Our Board of Directors focuses on the most significant risks facing us and our general risk management strategy, and also ensuring that risks undertaken by us are consistent with the Board’s appetite for risk. While the Board oversees our company’s risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing us and that our Board leadership structure supports this approach.

Board Committees

Our Board of Directors currently has an audit committee, a compensation committee, and a nominating and governance committee. The composition and responsibilities of each of the committees of our Board of Directors are described below. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors.

Audit Committee. The Audit Committee of the Board of Directors currently consists of three independent directors of which at least one, the Chairman of the Audit Committee, qualifies as a qualified financial expert as defined in Item 407(d)(5)(ii) of Regulation S-K. Robert C. Schweitzer is the Chairman of the Audit Committee and financial expert, and Anthony Posawatz and Peter Davidson are the other directors who are members of the Audit Committee. The Audit Committee's duties are to recommend to our Board of Directors the engagement of the independent registered public accounting firm to audit our consolidated financial statements and to review our accounting and auditing principles. The Audit Committee reviews the scope, timing and fees for the annual audit and the results of audit examinations performed by any internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls. The Audit Committee will at all times be composed exclusively of directors who are, in the opinion of our Board of Directors, free from any relationship that would interfere with the exercise of independent judgment as a committee member and who possess an understanding of consolidated financial statements and generally accepted accounting principles. The charter of the Audit Committee is available on our website at www.envisionsolar.com.

Compensation Committee. The Compensation Committee establishes our executive compensation policy, determines the salary and bonuses of our executive officers and recommends to the Board stock option grants for our executive officers. Anthony Posawatz is the Chairman of the Compensation Committee, and Peter Davidson and Robert Schweitzer are the other directors who are members of the Compensation Committee. Each of the three members are independent under NASDAQ’s independence standards for compensation committee members. Our chief executive officer often makes recommendations to the Compensation Committee and the Board concerning compensation of other executive officers. The Compensation Committee seeks input on certain compensation policies from the chief executive officer. The charter of the Compensation Committee is available on our website at www.envisionsolar.com.

Nominating and Governance Committee. The Nominating and Governance Committee is responsible for matters relating to the corporate governance of our Company and the nomination of members of the Board and committees thereof. Peter Davidson is the Chairman of the Nominating and Governance Committee and Anthony Posawatz and Robert Schweitzer are the other directors who are members of the Committee. Each of the three members are independent under NASDAQ’s independence standards. The charter of the Nominating and Governance Committee is available on our website at www.envisionsolar.com.

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Board Meetings and Director Communications

In 2019, the Board of Directors held 3 meetings and each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period for which he has been a director and (ii) the total number of meetings held by all committees of the Board of Directors on which he served during the periods that he or she served. Although, we have no formal policy regarding director attendance at annual meetings, we encourage all directors to attend.

Stockholders and other interested parties may communicate with the non-management members of the Board of Directors by mail sent to the Company’s Corporate Secretary, addressed to the intended recipient and care of the Corporate Secretary. The Corporate Secretary will review all incoming stockholder communications (except for mass mailings, job inquiries, business solicitations and patently offensive or otherwise inappropriate material) and route such communications as appropriate to member(s) of the Board of Directors. For a more detailed description of stockholder communications, see “Communications with Our Board of Directors.”

Considerations in Evaluating Director Nominees

Our nominating and governance committee uses a variety of methods for identifying and evaluating director nominees. In its evaluation of director candidates, our nominating and governance committee will consider the current size and composition of our Board of Directors and the needs of our Board of Directors and the respective committees of our Board of Directors. Some of the qualifications that our nominating and governance committee considers include, without limitation: issues of character, integrity, and judgment; independence; diversity, including diversity of experience; experience in corporate management, operations, finance, business development, and mergers and acquisitions; experience relevant to the Company’s industry; experience as a board member or executive officer of another publicly held company; length of service; and any other relevant qualifications, attributes, or skills. Nominees also must have the ability to offer advice and guidance to our Chief Executive Officer based on past experience in positions with a high degree of responsibility and should be leaders in the companies or institutions with which they are affiliated. Director candidates must have sufficient time available in the judgment of our nominating and governance committee to perform all Board of Directors responsibilities and responsibilities of those committees on which they serve.

Members of our Board of Directors are expected to prepare for, attend, and participate in all Board of Directors and applicable committee meetings. Other than the foregoing, there are no stated minimum criteria for director nominees, although our nominating and governance committee may also consider such other factors as it may deem, from time to time, are in the best interests of the Company and its stockholders.

The policy of our nominating and governance committee is to consider properly submitted stockholder recommendations for candidates for membership on the Board. In evaluating such recommendations, the nominating and governance committee will address the membership criteria set forth above.

Although our Board of Directors does not maintain a specific policy with respect to board diversity, our Board of Directors believes that it should be a diverse body, and our nominating and governance committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, our nominating and governance committee may take into account the benefits of diverse viewpoints. Our nominating and governance committee also considers these and other factors as it oversees the annual Board of Directors and committee evaluations. In addition, the Board is aware of the recently enacted California law requiring publicly held corporations whose principal executive offices are located in California to have at least one female director on their boards and at least one to three female directors, depending on the size of the board, by the end of the 2021. Because our principal executive offices are located in California, we are subject to these requirements.  Our nominating and governance committee is currently evaluating potential board nominees to nominate for appointment to our Board to be in compliance with these requirements.  We expect to appoint a female director to our Board in 2020. After completing its review and evaluation of director candidates, our nominating and governance committee recommends to our full Board of Directors the director nominees for selection.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that is applicable to all of our employees, officers, and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. A copy of our Code of Business Conduct and Ethics is available in the Investors Relations section of our website at envisionsolar.com under “Governance Documents.”

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Board Leadership Structure

The Board has not adopted a specific policy on whether the same person should serve as both the Chief Executive Officer and Chair of the Board or, if the roles are separate, whether the chair should be selected from the non-employee directors or should be an employee. The Board believes it is appropriate to retain the discretion and flexibility to make these determinations from time to time as needed to provide appropriate leadership for the Company. At this time, the Board believes that a combined role of Chairman of the Board and Chief Executive Officer, along with Board committees that are chaired by independent directors is the appropriate leadership structure for the Company at this time. The combined role fosters open communication between the Board and management team, provides both groups with unified leadership and promotes efficient development and execution of the Company’s strategic plan. The board has appointed Robert C. Schweitzer as its lead independent director.

The independent directors meet as frequently as they desire, but at least once per year, in an executive session.

Board’s Role in Risk Oversight

In addition to the responsibilities performed by our audit committee, the Board of Directors plays an active role in overseeing management of the Company’s risks. The Board of Directors focuses on the most significant operational risks facing our Company related to our business, assets, and liabilities, as well as our key financial risks, such as credit risk, interest rate risk, liquidity risk, and other market-related risk. Our Board seeks to ensure that risks undertaken by the Company are consistent with an overall risk profile that is appropriate for the Company and the achievement of its business objectives and strategies. The Board of Directors recognizes that risk management and oversight comprise a dynamic and continuous process and therefore reviews the Company’s risk model and process periodically. The Board of Directors performs these tasks both in collaboration with and independently of the audit committee and Company management.

Non-Employee Director Compensation

The following table summarizes compensation paid to our non-employee directors during the year ended December 31, 2019. Directors who are also our employees receive no additional compensation for their service as a director. During the year ended December 31, 2019, Mr. Wheatley, our current President and Chief Executive Officer, was an employee. Compensation for Mr. Wheatley is discussed in “Executive Compensation.”

Name	Fees Earned or Paid in Cash(1)	Restricted Stock Awards (2)	Total
Anthony Posawatz	$9,500	$145,000	$154,500
Peter Davidson	$9,500	$145,000	$154,500
Robert C. Schweitzer	$9,500	$161,250	$170,750

(1)	Represents the cash quarterly retainer and the meeting attendance fees earned by the non-employee directors.
(2)	Represents the aggregate grant date fair value for restricted stock awards granted during 2019, computed in accordance with FASB ASC Topic 718. For a discussion of the valuation assumptions used in the calculations, see Note 4 of Notes to Consolidated Financial Statements, included in Part IV, Item 15 of our Form 10-K.

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Non-Employee Director Compensation Policy

Cash Compensation

Since April 1, 2019, each non-employee director receives a quarterly cash retainer of $2,500 for serving on our Board of Directors. The retainer is payable in arrears, subject to such director’s continued service on the last day of the preceding quarter and prorated as necessary to reflect service commencement or termination during the quarter. In addition, each non-employee director shall receive the following amount for each regular meeting of the Board attended: (i) $1,000 if attendance is in person or (ii) $500 if attendance is through remote means (e.g., attending by telephone).

Equity Compensation

On October 1 of each year, each non-employee director (including a non-employee director who was previously an employee) will be granted 12,500 shares of restricted stock issued under the 2011 Stock Incentive Plan which shall vest quarterly in four (4) equal installments. The independent lead director, who is currently Robert C. Schweitzer, will be granted an additional 5,000 shares of restricted stock under the Plan which shall vest quarterly in four (4) equal installments.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires directors, certain officers, and ten percent (10%) stockholders to file reports of ownership and changes in ownership with the SEC. Based upon a review of filings with the SEC and/or written representations that no other reports were required, we believe that all reports for the Company’s officers and directors that were required to be filed under Section 16 of the Exchange Act were timely filed in 2019, except as set forth below:

•	Desmond Wheatley filed a From 4 on October 3, 2019 to report 87,000 stock options granted on October 18, 2016.
•	Peter Davidson filed a Form 4 on October 3, 2019 to report 30,000 shares of common stock granted on December 31, 2016. He also filed a Form 4 on April 20, 2020 to report 6,667 shares purchased on January 18, 2017, 6,667 shares purchased on January 10, 2018 and 10,000 shares purchased on April 19, 2019.
•	Anthony Posawatz filed a Form 3 on October 3, 2019 to report 6,111 shares of common stock from February 19, 2016. He also filed a Form 4 on October 3, 2019 to report 30,000 shares of common stock granted on December 31, 2016.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of April 17, 2020 by:

(1)	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock;

(2)	each of our named executive officers;

(3)	each of our directors and nominees for directors; and

(4)	all of our executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable. To our knowledge, no person or entity, except as set forth below, is the beneficial owner of more than 5% of the voting power of our common stock as of the close of business on April 17, 2020.

Under SEC rules, the calculation of the number of shares of our common stock beneficially owned by a person and the percentage ownership of that person includes both outstanding shares of our common stock then owned as well as any shares of our common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of April 17, 2020. Shares subject to those options or warrants for a particular person are not included as outstanding, however, for the purpose of computing the percentage ownership of any other person. We have based percentage ownership of our common stock on 5,252,163 shares of our common stock outstanding as of April 17, 2020.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Envision Solar International, Inc., 5660 Eastgate Drive, San Diego, California 92121.

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Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Shares Outstanding
Named Executive Officers, Directors and Director Nominees:
Desmond Wheatley (1)	198,524	3.66%
Katherine McDermott (2)	10,230	*
Chris Caulson (3)	–	*
Anthony Posawatz (4)	46,111	*
Peter Davidson (5)	65,834	1.25%
Robert C. Schweitzer (6)	27,500	*
All current executive officers and directors as a group (5 persons) (7)	348,199	6.41%
5% Stockholders:
Keshif Ventures, LLC (8)	668,278	12.72%
11512 El Camino Real, Suite 340 San Diego, CA 92130
Bard Associates, Inc. (9)	507,938	9.67%
135 South LaSalle Street, Suite 3700 Chicago, IL 60603
Arosa Capital Management LP (10)	330,000	6.28%
550 West 34th Street, Suite 2800 New York, NY 10001

_________________

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)	Mr. Wheatley is our President and Chief Executive Officer and Chairman of our Board of Directors. His beneficial ownership consists of 173,400 shares of common stock issuable pursuant to stock options exercisable within 60 days after April 17, 2020 and
(2)	Ms. McDermott is our Chief Financial Officer. Her beneficial ownership consists of shares of common stock issuable pursuant to stock options exercisable within 60 days after April 17, 2020.
(3)	Mr. Caulson is our former Chief Financial Officer. He does not have any beneficial ownership.
(4)	Mr. Posawatz serves as a member of our Board of Directors. His beneficial ownership consists of 33,611 shares that have vested pursuant to RSUs and 12,500 shares that that have been issued pursuant to an RSA.
(5)	Mr. Davidson serves as a member of our Board of Directors. His beneficial ownership consists of 30,000 shares that have vested pursuant to RSUs and 12,500 shares that that have been issued pursuant to an RSA, and 23,334 purchased shares.
(6)	Mr. Schweitzer serves as a member of our Board of Directors. His beneficial ownership consists of 10,000 shares that have vested pursuant to RSUs and 17,500 shares that that have been issued pursuant to an RSA.
(7)	Beneficial ownership consists of (i) 164,569 shares of common stock and (ii) 183,630 shares of common stock subject to options exercisable within 60 days of April 17, 2020, in each case beneficially owned by our current executive officers and directors.
(8)	Includes 668,278 shares of common stock.
(9)	Beneficial ownership consists of (i) 253,019 shares of common stock and (ii) warrants exercisable into 254,519 shares of common stock and is based on information filed on Schedule 13G on February 11, 2020 reporting ownership as of December 31, 2019.
(10)	Beneficial ownership information is based on information filed on Schedule 13G on February 14, 2020 reporting ownership as of December 31, 2019. Beneficial ownership consists of (i) 165,000 shares of common stock and (ii) warrants exercisable for an aggregate 165,000 shares of Common Stock held by Arosa Opportunistic Fund LP, a Cayman Islands exempted limited partnership (“Arosa Opportunistic Fund”). Arosa Capital serves as the registered investment adviser of Arosa Opportunistic Fund, and Till Bechtolsheimer (“Mr. Bechtolsheimer”), the managing member of the general partner of Arosa Opportunistic Fund and Chief Executive Officer of Arosa Capital, may be deemed to beneficially own the shares of common stock and the warrants (and the shares of common Stock underlying the warrants) reported herein.

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executive compensation

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis describes the material elements of compensation for our executive officers identified in the Summary Compensation Table (“Named Executive Officers”), and executive officers that we may hire in the future.

Processes and Procedures for Compensation Decisions

Our compensation committee is responsible for the executive compensation programs for our executive officers and reports to the Board of Directors on its discussions, decisions and other actions. Our Chief Executive Officer makes recommendations to our compensation committee, attends committee meetings, and is involved in the determination of compensation for the respective executive officers that report to him, except that our Chief Executive Officer does not make recommendations as to his own compensation. Additionally, our Chief Executive Officer makes recommendations to our compensation committee regarding short- and long-term compensation for all executive officers (other than himself) based on our results, an individual executive officer’s contribution toward these results, and performance toward individual goal achievement. Our compensation committee then reviews the recommendations and other data and makes decisions as to total compensation for each executive officer other than the Chief Executive Officer, as well as each individual compensation component. Our compensation committee makes recommendations to the Board of Directors regarding compensation for our Chief Executive Officer. The independent members of the Board of Directors make the final decisions regarding executive compensation for our Chief Executive Officer.

The compensation committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our compensation programs and related policies.

Compensation Program Objectives and Rewards

Our compensation philosophy is based on the premise of attracting, retaining, and motivating exceptional leaders, setting high goals, working toward the common objectives of meeting the expectations of customers and stockholders, and rewarding outstanding performance. Following this philosophy, we consider all relevant factors in determining executive compensation, including the competition for talent, our desire to link pay with performance, the use of equity to align executive interests with those of our stockholders, individual contributions, teamwork, and each executive’s total compensation package.

The compensation received by our Named Executive Officers is based primarily on their experience and knowledge as well as their responsibilities and individual contributions to the Company. In addition, the Compensation Committee conducted a compensation benchmarking study with an independent, credible consultant to provide guidance on compensation for members of the executive team, including the Named Executive Officers. This study provided data and recommendations for a competitive pay structure.

The primary purpose of the compensation and benefits we consider is to attract, retain, and motivate highly talented individuals who will engage in the behavior necessary to enable us to succeed in our mission, while upholding our values in a highly competitive marketplace. Different elements are designed to engender different behaviors, and the actual incentive amounts which may be awarded to each Named Executive Officer are subject to the annual review of our compensation committee who will make recommendations regarding compensation to our Board of Directors. The following is a brief description of the key elements of our planned executive compensation structure.

•	Base salary and benefits are designed to attract and retain employees over time.

•	Incentive compensation awards are designed to focus employees on the business objectives for a particular year.

•

Equity incentive awards, such as stock options and non-vested stock, focus executives’ efforts on the behaviors within the recipients’ control that they believe are designed to ensure our long-term success as reflected in increases to our stock prices over a period of several years, growth in our profitability and other elements.

•

Severance and change in control plans are designed to facilitate a company’s ability to attract and retain executives as we compete for talented employees in a marketplace where such protections are commonly offered.

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Benchmarking

During 2019, we utilized a third-party to conduct a compensation benchmarking study to provide guidance in the development of our executive compensation. When making compensation decisions, our Board of Directors may compare each element of compensation paid to our Named Executive Officers against a report showing comparable compensation metrics from a group that includes both publicly-traded and privately-held companies. Our Board believes that while such peer group benchmarks are a point of reference for measurement, they are not necessarily the only factor in setting executive compensation. Each executive officer’s compensation relative to the benchmark varies based on the scope of responsibility and time in the position. Due to the size of our company, it is difficult to collect information pertaining to a formal peer group for this purpose. We used data across a broader range of companies and will tighten our peer group over time.

The Elements of Our Compensation Program

Base Salary

Executive officer base salaries are based on job responsibilities and individual contribution. Our Board of Directors reviews the base salaries of our executive officers, including our Named Executive Officers, considering factors such as corporate progress toward achieving objectives (without reference to any specific performance-related targets) and individual performance experience and expertise. Additional factors reviewed by our Board of Directors in determining appropriate base salary levels and raises include subjective factors related to corporate and individual performance.

Incentive Compensation Awards

A bonus plan was established for the services of our named executive officers for 2019. Bonus targets were set as a percentage of base pay of 25% for the Chief Executive Officer and 20% for the Chief Financial Officer and will be prorated based on the percentage of the year the employee was employed at the Company. Goals were set for 2019, including: (1) the growth in our revenue, (2) the closing of the public offering, (3) develop large business opportunities, (4) strong investor outreach, (5) filling key positions at the Company and other specific goals for these individuals. No bonuses were paid to the Named Executives in 2019. Payment for bonuses pertaining to 2019 will be made in 2020.

Equity Incentive Awards

In order to provide an incentive to attract and retain directors, officers, and other employees whose services are considered valuable, to encourage a sense of proprietorship and to stimulate an active interest of such persons in our development and financial success, on August 10, 2011, the Board approved and caused the Company to adopt, a new equity incentive plan (the “2011 Plan”), pursuant to which 630,000 shares of our common stock are currently reserved for issuance as awards to employees, directors, consultants and other service providers. This 2011 Plan was ratified by our shareholders as a part of the 2012 annual shareholders meeting.

Benefits and Prerequisites

At this stage of our business we have limited benefits and no prerequisites for our employees other than vacation and sick benefits. We do not have a 401(k) Plan or any other retirement plan for our Named Executive Officers. We may adopt these plans and confer other fringe benefits for our executive officers in the future if our business grows sufficiently to enable us to afford them.

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2019 Summary Compensation Table

The following table provides information regarding the compensation of our 2019 named executive officers during the fiscal years ended December 31, 2019 and 2018.

Name and Principal Position	Fiscal Year	Salary ($)	Deferred Compensation ($)	Bonus ($)	Stock Awards ($)(4)	Option Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(6)	Total ($)
Desmond Wheatley (1)	2019	252,083	35,417	–	150,000	–	–	–	437,500
President and Chief	2018	200,000	50,000	–	–	–	–	–	250,000
Executive Officer

Katherine McDermott (2)	2019	97,014	–	–	–	210,489	–	–	307,503
Chief Financial Officer

Chris Caulson (3)	2019	158,471	–	–	–	–	–	82,500	240,971
Former Chief Financial	2018	165,000	–	–	–	–	–	–	165,000
Officer

Officers as a Group	2019	507,568	35,417	–	150,000	210,489	–	82,500	985,974
	2018	365,000	50,000	–	–	–	–	–	415,000

 _______________________

(1)	Mr. Wheatley joined the Company full time in December 2010 at which time he was appointed president. On August 10, 2011, Mr. Wheatley was appointed chief executive officer of the Company. In December 2016, Mr. Wheatley was named chairman of the board of directors.
(2)	Ms. McDermott joined the Company on July 23, 2019 as the chief financial officer.
(3)	Mr. Caulson's employment with the company ended on August 16, 2019.
(4)	This represents the fair value of the award as of the grant date in accordance with FASB ASC Topic 718. For a discussion of the valuation assumptions used in the calculations, see Note 14 of Notes to Consolidated Financial Statements, included in Part IV, Item 15 of our Form 10-K.
(5)	This represents the fair value of the award as of the grant date in accordance with FASB ASC Topic 718. For a discussion of the valuation assumptions used in the calculations, see Note 15 of Notes to Consolidated Financial Statements, included in Part IV, Item 15 of our Form 10-K.
(6)	This represents a severance payment to Mr. Caulson.

19

Executive Employment Arrangements

Desmond Wheatley. The Company entered into a five-year employment agreement with Mr. Wheatley on October 18, 2016, effective as of January 1, 2016. This agreement provided for an annual salary of $250,000, which a portion of such payment to Mr. Wheatley was deferred until such time as the Board of Directors, in its sole discretion, determined that payment of the deferred salary and/or cessation of the deferral is appropriate, or when a payment is permissible under Section 409A of the Internal Revenue Code of 1986, as amended, but not later than December 31, 2020. All deferred amounts were evidenced by an unsecured convertible promissory note payable by the Company to Mr. Wheatley, bearing simple interest at the rate of 10% per annum, accruing until paid, convertible into shares of the Company’s common stock at $7.50 per share (subject to appropriate adjustment in the event of stock dividends, stock splits, recapitalizations, and similar extraordinary transactions), with a maturity date of December 31, 2020.

On September 17, 2019, the Board of Directors, upon the recommendation of its Compensation Committee, approved the increase of the annual salary for Mr. Wheatley, from $250,000 to $300,000 to be effective retroactively as of April 1, 2019. The Board also approved an annual grant of restricted stock of the Company to be granted to Mr. Wheatley under the 2011 Stock Incentive Plan (the “Plan”) on October 1, 2019 equal to (x) $75,000 divided by (y) the closing price of the Company’s common stock on the date of grant. One-half of these shares will be fully vested upon the grant and the remaining one-half will vested in two equal installments on December 31, 2019 and March 31, 2020. In addition, the Board approved an additional grant of restricted stock of the Company to be granted under the Plan on October 1, 2019 equal to (x) $75,000 divided by (y) the closing price of the Company’s common stock on the date of grant. One-sixth of the shares will be fully vested upon the grant and the remaining shares will vest quarterly thereafter through March 2022. In addition, the Board also approved a cash bonus of up to $75,000 payable to Mr. Wheatley in April 2020, upon the achievement of key performance metrics as agreed upon by the Compensation Committee and Mr. Wheatley.

In February 2020, the Company paid Mr. Wheatley, the full balance owed to him for salary and bonus which was deferred in the form of a convertible note beginning on January 1, 2016, pursuant to his employment agreement. The amount of the payment included principal of $220,417 and interest of $52,326.

Katherine McDermott. Ms. McDermott and the Company agreed to an offer letter dated July 15, 2019 (the “Offer Letter”) whereby the Company agreed to pay Ms. McDermott an annual salary of $220,000 per year. Ms. McDermott is eligible for an annual bonus up to 20% of her base salary subject to performance metrics established by the Company. The Company also granted Ms. McDermott an option to purchase up to 49,104 shares of the Company’s common stock at an exercise price equal to $5.78 which shall vest over a four year period.

Severance and Change in Control Agreements

Mr. Wheatley’s employment agreement with the Company provides for a payment in an amount equal to four times his annual compensation if he is terminated for reasons other than mutual agreement, his death, his breach or other cause, or upon his disability, as defined in the agreement.

20

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding stock options held by our named executive officers as of December 31, 2019.

	Option Awards
Name and Principal Position	Number of securities underlying unexercised options (#) exercisable(1)	Number of securities underlying unexercised options (#) unexercisable(1)		Option Exercise Price ($)	Option Expiration Date
Desmond Wheatley	86,400	–		$13.50	8/9/2021
President and Chief Executive Officer	87,000	–		$7.50	10/17/2026
Katherine McDermott Chief Financial Officer	5,115	43,989	(2)	$5.78	7/23/2029
Chris Caulson	–	–		–	–
Former Chief Financial Officer

(1)	Stock options to purchase our common stock were granted pursuant to our 2011 Stock Incentive Plan.
(2)	1,023 of these stock options vest monthly and will be fully vested on July 31, 2023.

21

EQUITY BENEFIT AND STOCK PLANS

2011 Stock Incentive Plan

On August 10, 2011, in order to provide an incentive to attract and retain directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage a sense of proprietorship and to stimulate an active interest of such persons in our development and financial success, the Company adopted the 2011 Stock Incentive Plan (the "2011 Plan"), pursuant to which 600,000 shares plus annual increases as provided in the 2011 Plan for a total of 30,000 shares as of December 31, 2019, were reserved for issuance as awards to employees, directors, consultants and other service providers. Under the 2011 Plan, we are authorized to issue incentive stock options intended to qualify under Section 422 of the Code and non-qualified stock options. The incentive stock options may only be granted to employees. Nonstatutory stock options may be granted to employees, directors and consultants. The 2011 Plan is administered by our Board of Directors until such time as such authority has been delegated to a committee of the Board of Directors. The 2011 Plan was ratified by our shareholders in 2012. To date, 239,704 stock options have been granted and remain outstanding under the 2011 Plan.

Incentive Plan Awards

From January 1, 2019 through December 31, 2019, the Company granted a total of 58,204 stock options under the 2011 Plan, which were granted to thirteen of its employees.

The following table sets forth certain information regarding our 2011 Plan as of December 31, 2019:

Number of securities to be issued upon exercise of outstanding stock options	Weighted-average exercise price of outstanding stock options	Number of securities remaining available for future issuance under equity compensation plans

239,704	$9.25	390,296

22

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

Under Nevada General Corporation Law and our articles of incorporation, our directors and officers will have no personal liability to us or our stockholders for monetary damages incurred as the result of the breach or alleged breach by a director or officer of his “duty of care.” This provision does not eliminate or limit the liability of a director or officer for (i) acts or omissions that involve intentional misconduct or a knowing violation of law or (ii) the payment of dividend in violation of Section 78.300 of the Nevada Revised Statutes. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

The effect of this provision in our articles of incorporation is to eliminate the rights of Envision and our stockholders (through stockholder’s derivative suits on behalf of Envision) to recover monetary damages against a director or officer for breach of his fiduciary duty of care (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (ii) above. This provision does not limit nor eliminate the rights of Envision or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director’s or officer’s duty of care. Nevada General Corporation Law grants corporations the right to indemnify their directors, officers, employees and agents in accordance with applicable law. Our bylaws provide for indemnification of such persons to the full extent allowable under applicable law. These provisions will not alter the liability of the directors under federal securities laws.

We intend to enter into agreements to indemnify our directors and officers, in addition to the indemnification provided for in our bylaws. These agreements, among other things, indemnify our directors and officers for certain expenses (including attorneys’ fees), judgments, fines, and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of Envision, arising out of such person’s services as a director or officer of Envision, any subsidiary of Envision or any other company or enterprise to which the person provides services at the request of Envision. We believe that these provisions and agreements are necessary to attract and retain qualified directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling Envision pursuant to the foregoing provisions, Envision has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

23

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the director and executive officer compensation arrangements and indemnification arrangements discussed above under “Directors, Executive Officers and Corporate Governance” and “Executive Compensation,” since January 1, 2018, we have not been a party to any transactions in which the amount involved exceeded or will exceed $120,000 and in which any of our directors, executive officers, beneficial holders of more than 5% of our capital stock, or entities affiliated with them, had or will have a direct or indirect material interest, other than compensation described above in “Non-Employee Director Compensation” and “EXECUTIVE COMPENSATION”.

Policies and Procedures for Related Party Transactions

Our audit committee charter states that our audit committee is responsible for reviewing and approving in advance any related party transaction, which is a transaction between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 in any calendar year and in which a related person has or will have a direct or indirect interest. Our audit committee has adopted policies and procedures for review of, and standards for approval of, such a related party transaction. For purposes of these policies and procedures, a related person is defined as an executive officer, director, or nominee for director, including his or her immediate family members, or a beneficial owner of greater than 5% our common stock, in each case since the beginning of the most recently completed year. Prior to the creation of our audit committee, our full Board of Directors reviewed related party transactions, with any directors abstaining from matters in which the director had an interest.

It is our intention to ensure that all future transactions between us and our officers, directors, and principal stockholders and their affiliates are approved by the audit committee of our Board of Directors and are on terms no less favorable to us than those that we could obtain from unaffiliated third parties.

24

COMMUNICATIONS WITH OUR BOARD OF DIRECTORS

Interested parties who wish to communicate with our Board of Directors or any specified individual director, including our non-employee directors, may send their communications in writing to the Corporate Secretary at Envision Solar international, Inc., 5660 Eastgate Drive, San Diego, California 92121, Attn: Corporate Secretary. The Corporate Secretary shall review all incoming communications (except for mass mailings, job inquiries, business solicitations and patently offensive or otherwise inappropriate material) and, if appropriate, route such communications to the appropriate member(s) of the Board of Directors or, if none is specified, to the Chair of the Board.

The Corporate Secretary may decide in the exercise of his or her judgment whether a response to any communication is necessary and shall provide a report to the nominating and governance committee on a quarterly basis of any communications received for which the Corporate Secretary has either responded or determined no response is necessary.

This procedure for communications with the non-management directors is administered by the Company’s nominating and governance committee. This procedure does not apply to (a) communications to non-employee directors from officers or directors of the Company who are stockholders, or (b) stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.

25

AUDIT COMMITTEE REPORT

This Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate it by reference therein.

The following is the report of the audit committee of our Board of Directors. The audit committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2019 with our management. In addition, the audit committee has discussed with Salberg & Company, P.A., our independent registered public accountants, the matters required to be discussed by standards promulgated by the American Institute of Certified Public Accountants (“AICPA”) and Public Company Accounting Oversight Board (the “PCAOB”), including PCAOB Auditing Standard No. 16 “Communications with Audit Committees.” The audit committee also has received the written disclosures and the letter from Salberg & Company, P.A. as required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and the audit committee has discussed with Salberg & Company, P.A. the independence of Salberg & Company, P.A.

Based on the audit committee’s review of the matters noted above and its discussions with our independent accountants and our management, the audit committee recommended to the Board of Directors that the financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Respectfully submitted by the members of the audit committee of the Board of Directors:

Robert C. Schweitzer (Chair)

Anthony Posawatz

Peter Davidson

26

PROPOSAL ONE: ELECTION OF DIRECTORS

Our Board of Directors has nominated four candidates for election as director for a term expiring at the next annual meeting of stockholders. All of the nominees are currently members of our Board. Directors are elected to serve for their respective terms of one year or until their successors have been duly elected or appointed and qualified. The Board has no reason to believe that any of the nominees named below will be unavailable, or if elected, will decline to serve.

Pursuant to our Bylaws, generally the number of directors is fixed and may be increased or decreased from time to time by resolution of our Board. The Board has fixed the number of directors at four members. Proxies cannot be voted for a greater number of persons than the number of nominees named. In the event one or more of the named nominees is unable to serve, the persons designated as proxies may cast votes for other persons as substitute nominees.

Nominees

Our nominating and governance committee of the Board of Directors recommended, and the Board of Directors approved, Desmond Wheatley, Robert C. Schweitzer, Peter Davidson and Anthony Posawatz as nominees for re-election to the Board of Directors at the Annual Meeting.

Please see “Directors, Executive Officers and Corporate Governance” in this Proxy Statement for information concerning the nominees.

Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR Desmond Wheatley, Robert C. Schweitzer, Peter Davidson and Anthony Posawatz. If a nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for another nominee designated by the Board of Directors. We are not aware of any reason that a nominee would be unable or unwilling to serve as a director.

Vote Required

Each director is elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors at the Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome of the vote.

The Board of Directors unanimously recommends that stockholders vote “FOR” the re-election of each of Desmond Wheatley, Robert C. Schweitzer, Peter Davidson and Anthony Posawatz to the Board of Directors.

27

PROPOSAL TWO: APPROVAL OF AN AMENDMENT TO OUR ARTICLES OF INCORPORATION TO CHANGE OUR CORPORATE NAME TO BEAM GLOBAL

The Board has unanimously adopted and now recommends for your approval a proposal to amend our Articles of Incorporation to change our corporate name from Envision Solar International, Inc. to Beam Global. The text of the proposed amendment to Article One of our Articles of Incorporation is: “The name of the corporation is Beam Global.”

We believe the current name of Envision Solar International, Inc. no longer accurately reflects the operations of the Company, and we believe the proposed name change better conveys our products and services. The name change proposal, if approved by our stockholders, would have the effect of changing the legal name of the Company. If the name change is not approved, the Company’s legal name will continue to be Envision Solar International, Inc.

The change in the Company’s name will not affect the status of the Company or the rights of any stockholder in any respect, or the transferability of stock certificates presently outstanding. The currently outstanding stock certificates evidencing shares of the Company’s securities bearing the name Envision Solar International, Inc. will continue to be valid and represent shares of the Company following the name change. In the future, new share certificates will be issued bearing the new name, but this in no way will affect the validity of your current share certificates.

If the proposal is approved by the stockholders, the name change will become effective upon the filing of the amendment to our Certificate with the Secretary of State of the State of Nevada. The Company intends to file the amendment promptly after the stockholders approve the name change. The Company would also be required to seek a change in the trading symbol of the Company’s common stock and publicly traded warrants as soon as practicable following stockholder approval of the proposal.

The affirmative vote of at least a majority of our outstanding shares of common stock is required to approve this proposed amendment to our Articles of Incorporation.

The Board of Directors unanimously recommends that stockholders vote “FOR” the amendment of our Articles of Incorporation to change our corporate name to Beam Global.

28

PROPOSAL THREE: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), our stockholders are entitled to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s rules. Please read the “Executive Compensation” section of this Proxy Statement for additional details about our executive compensation program.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2020 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

We believe that our compensation policies and procedures are intended to be aligned with the long-term interests of our stockholders. The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board. However, the Board and Compensation Committee value the opinions of our stockholders, we will consider our stockholders’ concerns, and the Compensation Committee will consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Required Vote

Assuming that a quorum is present at the Meeting, approval of this proposal requires the affirmative vote of holders of a majority of the shares present and entitled to vote thereon either in person or represented by proxy at the Meeting.

The board of directors unanimously recommends that stockholders vote “for” the approval, on a nonbinding advisory basis, of the compensation of our named executive officers.

29

PROPOSAL FOUR: ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY, NON-BINDING VOTE ON EXECUTIVE COMPENSATION

Pursuant to the Dodd-Frank Act and Section 14A of the Exchange Act, as amended, our stockholders are entitled at least once every six years to cast an advisory, non-binding vote to indicate their preference regarding how frequently we should seek an advisory, non-binding vote on the compensation of our named executive officers as disclosed in our proxy statements. Accordingly, the Company is asking its stockholders to indicate whether they would prefer an advisory, non-binding vote on named executive officer compensation once every year, every two years or every three years. Alternatively, stockholders may abstain from casting a vote on this proposal. For the reasons described below, our Board recommends that the stockholders select a frequency of every year.

After consideration, our Board has determined that holding a non-binding, advisory vote on executive compensation every year is the most appropriate alternative for the Company at this time, and therefore recommends that stockholders vote for future advisory votes on executive compensation to occur every year. While our executive compensation program is intended to promote a long-term connection between pay and performance, the Board recognizes that executive compensation disclosures are made annually. The Board considered that an annual advisory vote on executive compensation will allow our stockholders to evaluate our executive compensation program in relation to our compensation policies and practices as disclosed in the proxy statement every year. However, stockholders should note that because the advisory vote on executive compensation occurs well into the compensation year, and because the different elements of our executive compensation program are designed to operate as part of an integrated program, it may not be appropriate or feasible to modify our executive compensation program in consideration of any one year’s advisory vote on executive compensation by the time of the following year’s annual meeting of stockholders.

While the Board believes that its recommendation is appropriate at this time, the stockholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preferences, on an advisory basis, as to whether the non-binding advisory vote on the approval of our executive officer compensation practices should be held every year, every two years or every three years. The option among those choices that receives the highest number of votes from the holders of shares present in person or represented by proxy and entitled to vote at the annual meeting will be deemed to be the frequency preferred by the stockholders.

The Board and the Compensation Committee will consider the outcome of the vote when making future decisions regarding the frequency of advisory votes on executive compensation. However, because this vote is advisory and not binding, the Board may decide that it is in the best interests of the Company and our stockholders that we hold an advisory vote on executive compensation more or less frequently than the alternative preferred by our stockholders.

The board of directors recommends that stockholders vote “for” “every year” as the frequency with which stockholders are provided an advisory vote on executive compensation.

30

PROPOSAL FIVE: RATIFICATION OF SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTANTS

Our audit committee of the Board of Directors has appointed Salberg & Company, P.A. as our independent registered public accountants for the year ending December 31, 2020, and the Board recommends that stockholders vote for ratification of such appointment.

Notwithstanding its selection or voting results, the audit committee in its discretion may appoint new independent registered public accountants at any time during the year if the audit committee believes that such a change would be in the best interests of the Company and its stockholders. If our stockholders do not ratify the appointment, the audit committee may reconsider whether it should appoint another independent registered public accounting firm.

Salberg & Company, P.A. served as our independent registered public accounting firm for the year ended December 31, 2019. We expect that representatives of Salberg & Company, P.A. will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

Principal Accounting Fees and Services

The following table sets forth all fees accrued or paid to Salberg & Company, P.A. for the years ended December 31, 2019 and 2018:

	Year Ended December 31,
	2019	2018
Audit Fees (1)	$77,107	$69,900
Audit-Related Fees (2)	32,916	21,900
Tax Fees	–	–
All Other Fees	–	–
Total	$110,023	$91,800

______________

(1)	Audit Fees consist of professional services rendered in connection with the audit of our annual consolidated financial statements, including audited financial statements presented in our Annual Report on Form 10-K and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years.
(2)	Audit-Related Fees consist of professional services rendered in connection with our 2019 public offering transactions and the related Registration Statement on Forms S-1.

Pre-approval Policy. Under our audit committee’s policy governing our use of the services of our independent registered public accountants, the audit committee is required to pre-approve all audit and permitted non-audit services performed by our independent registered public accountants in order to ensure that the provision of such services does not impair the public accountants’ independence. In the years ended December 31, 2019 and 2018, all fees identified above under the captions “Audit Fees,” and “All Other Fees” that were billed by Salberg & Company, P.A. were approved by the audit committee in accordance with SEC requirements.

In the year ended December 31, 2019, there were no other professional services provided by Salberg & Company, P.A., other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of Salberg & Company, P.A.

31

Vote Required

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the matter is necessary to ratify the selection of Salberg & Company, P.A. as our independent registered public accountants for the year ending December 31, 2020. Abstentions are treated as shares of common stock present in person or represented by proxy and entitled to vote and therefore, will have the effect of a vote “against” the ratification of Salberg & Company, P.A. as our independent registered public accountants. Broker non-votes will have no effect on the outcome of the vote.

The Board of Directors unanimously recommends that stockholders vote “FOR” the ratification of the selection of Salberg & Company, P.A. as Envision’s independent registered public accountants for the year ending December 31, 2020.

32

ANNUAL REPORTS

The Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (our “Annual Report”) (which is not a part of our proxy soliciting materials), is being mailed with this Proxy Statement to those stockholders that request to receive a copy of the proxy materials in the mail. Stockholders that received the Notice of Internet Availability of Proxy Materials can access this Proxy Statement and our Annual Report at www.proxyvote.com, which does not have “cookies” that identify visitors to the site. Requests for copies of our Annual Report may also be directed to the Corporate Secretary at Envision Solar International, Inc., 5660 Eastgate Drive, San Diego, California 92121, Attn: Corporate Secretary.

We filed our Annual Report with the SEC on March 30, 2020. It is available free of charge at the SEC’s web site at www.sec.gov. Upon written request by a stockholder, we will mail without charge a copy of our Annual Report, including the financial statements and financial statement schedules, but excluding exhibits to our Annual Report. Exhibits to our Annual Report are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit(s). All requests should be directed to the Corporate Secretary at Envision Solar International, Inc., 5660 Eastgate Drive, San Diego, California 92121, Attn: Corporate Secretary.

33

OTHER MATTERS

The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented or otherwise allowed to be considered at the Annual Meeting, the persons named in the enclosed proxy will have discretion to vote shares they represent in accordance with their own judgment on such matters.

It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. You are, therefore, urged to submit your proxy or voting instructions at your earliest convenience.

BY ORDER OF THE BOARD OF DIRECTORS

San Diego, California

April 29, 2020

34

ENVISION SOLAR INTERNATIONAL, INC. C/O PROXY SERVICES P.O. BOX 9142 FARMINGDALE, NY 11735

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

<XXXXX>1

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

Envision Solar International, Inc.	For	Withhold	For All	To withhold authority to vote for any individual
	All	All	Except	nominee(s), mark “For All Except” and write the
The Board of Directors recommends you vote FOR				number(s) of the nominee(s) on the line below.
the following:
Vote on Directors

1.		Election of Directors	☐	☐	☐
Nominees:
	01)	Peter Davidson
	02)	Anthony Posawatz
	03)	Robert Schweitzer				The Board of Directors recommends you vote	For	Against	Abstain
	04)	Desmond Wheatley				FOR the following proposal:

Vote on Proposals					5.	Ratification of the selection of Salberg & Company,	☐	☐	☐
The Board of Directors recommends you vote FOR						P.A. as our independent registered public accounting
the following proposals:						firm for the year ended December 31, 2019.
		For	Against	Abstain
					6.	In their discretion, upon such other matters that may
2.	Approval of an amendment to our Articles of					properly come before the meeting or any
	Incorporation to change our corporate name	☐	☐	☐		adjournment or adjournments therof.
from Envision Solar International, Inc. to
Beam Global.

3.	Approve, on an advisory, non-biding basis,
	Compensation of our Named Executive	☐	☐	☐
Officers.

The Board of Directors recommends you vote 1 year		1 Year	2 Years	3 years	Abstain
on the following proposal:		☐	☐	☐	☐

4.	To recommend, by non-binding vote, the
frequency of executive compensation votes.
The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1, 2, 3, 5, FOR 1 year on item 4 and no recommendation on item 6. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.
For address changes and/or comments, please check this box and				☐
write them on the back where indicated.

Please indicate if you plan to attend this meeting.		☐	☐
		Yes	No

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com

ENVISION SOLAR INTERNATIONAL, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

JUNE 17, 2020

The stockholder hereby appoints Desmond Wheatley and Katherine McDermott, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Envision Solar International, Inc. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m., Pacific Time on June 17, 2020, by means of a virtual meeting, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR PROPOSALS 2, 3, 5 AND FOR 1 YEAR ON PROPOSAL 4

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING

THE ENCLOSED REPLY ENVELOPE

 Address change/comments:

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(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE